Exhibit 1.1

Execution Version

€500,000,000

WPC EUROBOND B.V., as issuer

1.350% Senior Notes due 2028

W.P. CAREY INC., as guarantor

Underwriting Agreement

September 10, 2019

Merrill Lynch International

J.P. Morgan Securities plc

Barclays Bank PLC

As Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Ladies and Gentlemen:

WPC Eurobond B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (together, the “Representatives”), €500,000,000 principal amount of its 1.350% Senior Notes due 2028 (the “Notes”). The Notes will be issued pursuant to an Indenture, dated as of November 8, 2016 (the “Base Indenture”), among the Company, W.P. Carey Inc., a Maryland corporation (the “Guarantor”), and U.S. Bank National Association, as trustee (the “Trustee”), as amended by a Fourth Supplemental Indenture thereto, to be dated as of the Closing Date (as defined below) (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Company, the Guarantor and the Trustee. The Company’s obligations in respect of the Notes will be unconditionally and irrevocably guaranteed (the “Guarantee”) by the Guarantor as more fully set forth in the Indenture and the Guarantee. The Notes and the Guarantee are collectively referred to in this Agreement as the “Securities”.

The Company, the Guarantor, Elavon Financial Services DAC and the Trustee will execute and deliver a Paying Agency Agreement to be dated as of the Closing Date (the “Paying Agency Agreement”), to appoint Elavon Financial Services DAC, as paying agent (the “Paying Agent”) and the Trustee as transfer agent and registrar with respect to the Notes.

The Notes will be issued in the form of a permanent global security (the “Global Security”) registered in the name of a nominee of a common safekeeper (“CSK”) located outside the United States for Clearstream Banking, S.A. (“Clearstream”), or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”). The Global Security will be issued under the New Safekeeping Structure (“NSS”) and is intended to be held in a manner that would allow eligibility as collateral for Eurosystem intra-day credit and monetary policy operations. In connection with the issuance of the Notes, the Company will enter into an international central securities depositaries agreement, to be dated as of the Closing Date (the “ICSD Agreement”), with Euroclear and Clearstream. The Notes will be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Each of the Company and the Guarantor hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.                  Registration Statement. Each of the Company and the Guarantor has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement on Form S-3 (File No. 333–233159), including a prospectus (the “Base Prospectus”), relating to the public offering and sale of the Company’s and Guarantor’s securities, including to the Securities. Such registration statement, in the form in which it became effective under the Securities Act, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; the term “Preliminary Prospectus” means the preliminary prospectus supplement dated September 10, 2019 relating to the Securities, together with the Base Prospectus; and the term “Prospectus” means the Base Prospectus and the prospectus supplement relating to the Securities in the form first used by the Underwriters (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 5:35 P.M., London time on September 10, 2019, which is the time when sales of the Securities were first made (the “Time of Sale”), the Company and the Guarantor have prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus and each “free-writing prospectus” (as defined in Rule 405 under the Securities Act) listed in Annex A hereto.

2.                  Purchase of the Securities by the Underwriters.

(a)               Each of the Company and the Guarantor agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company and the Guarantor the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.791% of the principal amount of the Notes. The Company and the Guarantor will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)               Each of the Company and the Guarantor understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. Each of the Company and the Guarantor acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)               Payment for and delivery of the Securities will be made at the offices of Sidley Austin llp at 10:00 A.M., London time, on September 19, 2019, or at such other time or place on the same or such other date, not later than the fifth business day thereafter (subject to Section 10 herein), as the Representatives, the Company and the Guarantor may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d)               Payment for the Securities shall be made by wire transfer in immediately available funds to the common service provider (the “Common Service Provider”) for Euroclear and Clearstream, for the account of the Company against delivery to the Common Service Provider for the respective accounts of the Underwriters of the Global Security representing the Notes, with any transfer taxes payable in connection with the sale of the Securities duly paid, without duplication, by the Company and the Guarantor. The Global Security will be made available for inspection by the Company and the Guarantor not later than 1:00 P.M., London time, on the business day prior to the Closing Date.

(e)               Each of the Company and the Guarantor acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantor with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of such offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantor or any other person. Additionally, neither the Representatives nor any other Underwriter are advising the Company, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Company and the Guarantor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company or the Guarantor with respect thereto. Any review by the Representatives or any other Underwriter of the Company, the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter and shall not be on behalf of the Company, the Guarantor or any other person.

3.                  Representations and Warranties of the Company and the Guarantor. Each of the Company and the Guarantor represents and warrants to each Underwriter that:

(a)               Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Guarantor makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b)               Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Guarantor makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)               Issuer Free Writing Prospectus. Neither the Company nor the Guarantor (including their respective agents and representatives, other than the Underwriters in their capacity as such) has prepared, made, used, authorized, approved or referred to, or will prepare, make, use, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company, the Guarantor or their respective agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) any Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed in Annex A hereto as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications (including the investor presentations on September 9, 2019 and September 10, 2019), in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, at the Time of Sale, and, at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Guarantor makes any representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d)               Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement,” as defined under Rule 405 of the Securities Act, that has been filed with the Commission not earlier than three years prior to the date hereof, and each of the Company and the Guarantor are eligible to use the Registration Statement as an automatic shelf registration statement to register the offer and sale of the securities; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or the Guarantor. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or the Guarantor or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; no order preventing or suspending the use of the Prospectus has been issued by the Commission; and as of the date of the Prospectus, the date of any amendment or supplement thereto, and the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Guarantor makes any representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus, and any amendment or supplement thereto.

(e)               Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission or amended, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, or any amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, and any amendment or supplement thereto, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of (i) the Guarantor and its subsidiaries, and, (ii) to the Guarantor’s knowledge, Corporate Property Associates 17 – Global Incorporated (“CPA:17 – Global”) and its subsidiaries, as applicable, in each instance, as of the dates indicated and their respective consolidated results of operations and their respective consolidated changes in cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, and any amendment or supplement thereto, present fairly in all material respects the information required to be stated therein; the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, and any amendment or supplement thereto, has been derived from the accounting records of the Guarantor and its consolidated subsidiaries , or, to the Guarantor’s knowledge, CPA:17 – Global and its consolidated subsidiaries, as applicable, and presents fairly in all material respects the information shown thereby; the pro forma financial information and the related notes thereto, if any, included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, and any amendment or supplement thereto, have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus; and no historical or pro forma financial statements are required to be included in the Registration Statement, the Time of Sale Information or the Prospectus under the Securities Act or the Exchange Act that have not been included therein. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, and any amendment or supplement thereto, fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)               No Material Adverse Change. Since the date of the most recent financial statements of the Guarantor included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus: (i) there has not been any change in the capital stock (other than the issuance of shares of common stock, $0.001 par value per share, of the Guarantor relating to awards under the Guarantor’s equity incentive or benefit plans (collectively, the “Equity Incentive Plans”), provided that such Equity Incentive Plans have been disclosed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus) or long-term debt of the Guarantor or any of its subsidiaries (including the Company), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Guarantor on any class of its capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, rights, assets, management, financial position, results of operations or prospects of the Guarantor and its subsidiaries taken as a whole; (ii) except as otherwise disclosed or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Guarantor nor any of its subsidiaries has entered into any transaction or agreement that is material to the Guarantor and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Guarantor and its subsidiaries taken as a whole; and (iii) neither the Guarantor nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h)               Organization and Good Standing. The Guarantor and each of its subsidiaries (including the Company) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, be in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, management, financial position, results of operations or prospects of the Guarantor and its subsidiaries taken as a whole or on the performance by the Company or the Guarantor of their respective obligations under the Transaction Documents to which it is a part (a “Material Adverse Effect”). References to the “Transaction Documents” in this Agreement shall be deemed to refer to and include this Agreement, the Indenture, the Paying Agency Agreement, the ICSD Agreement and the Securities.

(i)                 Capitalization. If the Registration Statement, the Time of Sale Information and the Prospectus have a section captioned “Capitalization,” each of the Company and the Guarantor has the authorized capitalization as set forth therein (except for subsequent issuances, if any, pursuant to this Agreement and pursuant to reservations, agreements or the Equity Incentive Plans disclosed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus). All the outstanding shares of capital stock or other equity interests of each subsidiary of the Guarantor (including the Company) have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus) and are owned directly or indirectly by the Guarantor, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, and none of such shares of capital stock or other equity interests were issued in violation of preemptive or similar rights, except in each case as may otherwise be specifically disclosed or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(j)                 Due Authorization. Each of the Company and the Guarantor has the full right, power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k)               The Indenture. The Indenture has been duly authorized by each of the Company and the Guarantor and upon effectiveness of the Registration Statement was duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Company and the Guarantor enforceable against each of the Company and the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(l)                 The Guarantee. The Guarantee included in the Indenture has been duly authorized by the Guarantor and, upon issuance and delivery of, and payment for, the Notes pursuant to this Agreement and the Indenture will constitute a valid and legally binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exceptions.

(m)             Paying Agency Agreement. The Paying Agency Agreement has been duly authorized by each of the Company and the Guarantor and, when duly executed and delivered by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, subject to the Enforceability Exceptions.

(n)               ICSD Agreement. The ICSD Agreement has been duly authorized by the Company and, when duly executed and delivered by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(o)               Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

(p)               The Notes. The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture, duly effectuated by the relevant CSK and delivered and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The form of the Notes shall comply with applicable requirements of the European Central Bank in relation to instruments intended to be eligible collateral for Eurosystem intra-day credit and monetary policy operations and with the requirements of the Irish Stock Exchange (“ISE”) in relation to the listing on its Global Exchange Market (“GEM”).

(q)               Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(r)                No Violation or Default. Neither the Guarantor nor any of its subsidiaries (including the Company) is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its subsidiaries is a party or by which the Guarantor or any of its subsidiaries is bound or to which any property, right or asset of the Guarantor or any of its subsidiaries is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)                No Conflicts. The execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Guarantor or any of its subsidiaries (including the Company) pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its subsidiaries is a party or by which the Guarantor or any of its subsidiaries is bound or to which any property or asset of the Guarantor or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Guarantor or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)                 No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company or the Guarantor of any of the Transaction Documents, the issuance and sale of the Securities or the compliance by the Company or the Guarantor with the terms thereof or the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the offer and sale of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(u)               Legal Proceedings. Except as described or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Guarantor or any of its subsidiaries (including the Company) is or may be a party, or to which any property of the Guarantor or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Guarantor or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no Actions are threatened or, to the knowledge of the Company or the Guarantor, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Time of Sale Information or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information, the Prospectus or any document incorporated by reference therein that are not so described as required and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus or any document incorporated by reference therein.

(v)               Independent Accountants. PricewaterhouseCoopers LLP, which has certified certain financial statements of the Guarantor and its consolidated subsidiaries and CPA:17 – Global and its consolidated subsidiaries, is an independent registered public accounting firm with respect to the Guarantor and its consolidated subsidiaries and CPA:17 – Global and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(w)             Title to Real and Personal Property. The Guarantor and its subsidiaries (including the Company) have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Guarantor and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Guarantor and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, as disclosed or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(x)               No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Guarantor or any of its subsidiaries (including the Company), on the one hand, and the directors, officers, stockholders, or other affiliates of the Guarantor or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement, the Time of Sale Information and the Prospectus and that is not so described therein.

(y)               Investment Company Act. Neither the Company nor the Guarantor is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z)               Taxes. The Guarantor and its subsidiaries (including the Company) have paid all material federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (taking into account all permitted extensions); and except as otherwise disclosed or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Guarantor or any of its subsidiaries or any of their respective properties or assets.

(aa)            Licenses and Permits. The Guarantor and its subsidiaries (including the Company) possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, and any amendment or supplement thereto, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Guarantor nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(bb)           Compliance With Environmental Laws. (i) The Guarantor and its subsidiaries (including the Company) (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Guarantor or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Guarantor or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (y) the Guarantor and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (z) none of the Guarantor and its subsidiaries anticipates capital expenditures relating to any Environmental Laws that would be material to the Guarantor and its consolidated subsidiaries taken as a whole.

(cc)            Compliance with ERISA. Except in each case with respect to the events or conditions set forth in (i) through (viii) hereof as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Guarantor or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (viii) neither the Guarantor nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA).

(dd)           Disclosure Controls. The Guarantor and its subsidiaries (including the Company) maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Guarantor in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Guarantor’s management as appropriate to allow timely decisions regarding required disclosure. The Guarantor and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ee)            Accounting Controls. The Guarantor, on a consolidated basis with its subsidiaries (including the Company), maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Guarantor, on a consolidated basis with its subsidiaries, maintains internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, and any amendment or supplement thereto, is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses or significant deficiencies in the Guarantor’s internal control over financial reporting.

(ff)              Insurance. The Guarantor and its subsidiaries (including the Company) have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary in the businesses in which the Guarantor and its subsidiaries are engaged; and neither the Guarantor nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(gg)           No Unlawful Payments. Neither the Guarantor nor any of its subsidiaries (including the Company) nor any director, officer or employee of the Guarantor or any of its subsidiaries nor, to the knowledge of the Guarantor, any agent, affiliate or other person associated with or acting on behalf of the Guarantor or any of its subsidiaries has: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the Organisation for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Guarantor and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(hh)           Compliance with Money Laundering Laws. The operations of the Guarantor and its subsidiaries (including the Company) are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Guarantor or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Guarantor, threatened.

(ii)              No Conflicts with Sanctions Laws. (i) Neither the Guarantor nor any of its subsidiaries (including the Company), directors, officers or employees, nor, to the knowledge of the Guarantor, any agent, or affiliate or other person associated with or acting on behalf of the Guarantor or any of its subsidiaries is (A) currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine (each, a “Sanctioned Country”); (ii) neither the Company nor the Guarantor will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (A) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (B) to fund or facilitate any activities of or business in any Sanctioned Country or (C) in any other manner that will result in a violation of Sanctions by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise); and (iii) for the past 5 years, the Guarantor and its subsidiaries have not engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. It is acknowledged and agreed that the representation and warranty contained in this Clause 3(ii) (No Conflicts with Sanctions Laws) of this Agreement is only sought and given to the extent that to do so would be permissible pursuant to Council Regulation EC No. 2271/96 (the “Blocking Regulation”).

(jj)              Solvency. On and immediately after the Closing Date, each of the Company and the Guarantor (after giving effect to the issuance and sale of the Securities and the other transactions related thereto as described in each of the Registration Statement, the Time of Sale Information and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date: (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(kk)            No Restrictions on Subsidiaries. No subsidiary (including the Company) of the Guarantor or subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Guarantor or the Company, as the case may be, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Guarantor or the Company, as the case may be, any loans or advances to such subsidiary from the Guarantor or the Company, as the case may be, or from transferring any of such subsidiary’s properties or assets to the Guarantor or the Company, as the case may be, or any other subsidiary of the Guarantor or the Company, as the case may be, except where such prohibition would not, individually or in the aggregate, have a Material Adverse Effect.

(ll)              No Broker’s Fees. Neither the Guarantor nor any of its subsidiaries (including the Company) is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(mm)          No Registration Rights. No person has the right to require the Guarantor or any of its subsidiaries (including the Company) to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(nn)           No Stabilization. Neither the Company nor the Guarantor has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(oo)            Listing. Each of the Company and the Guarantor has taken commercially reasonable efforts to cause the Notes to be listed for trading on the GEM of the ISE as of the Closing Date, and neither the Company nor the Guarantor has any reason to believe that the Notes will not be authorized for listing on the GEM on the Closing Date, subject to official notice of issuance.

(pp)           Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company or the Guarantor as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq)            Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus, or any amendment or supplement thereto, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr)              Statistical and Market Data. Nothing has come to the attention of the Guarantor and its subsidiaries (including the Company) that has caused the Guarantor or any of its subsidiaries to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, or any amendment or supplement thereto, is not based on or derived from sources that are reliable and accurate in all material respects.

(ss)             Sarbanes-Oxley Act. There is and has been no failure on the part of the Guarantor or the Company or any of their respective directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt)               Status under the Securities Act. Neither the Company nor the Guarantor is an ineligible issuer and the Guarantor is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(uu)           REIT Qualification. Commencing with its taxable year ended December 31, 2012, the Guarantor has been, and upon the sale of the Securities, the Guarantor will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and the Guarantor’s present and proposed method of operation as described in the Registration Statement, the Time of Sale Information and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(vv)           Withholding Taxes. Subject to the receipt of normal and customary certifications, all payments to be made by the Company or the Guarantor under this Agreement and, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, all interest, principal, premium, if any, additional amounts, if any, and other payments on or under the Securities will, under the current laws and regulations of the United States or any political subdivision or any authority or agency therein or thereof having power to tax, or of any other jurisdiction in which the Company or the Guarantor, as the case may be, is organized or is otherwise resident for tax purposes or any jurisdiction from or through which a payment is made (each, a “Relevant Taxing Jurisdiction”), be made free and clear of withholding tax.

(ww)          Stamp Taxes. No stamp, issuance, transfer or other similar taxes or duties (“Stamp Taxes”) are payable by or on behalf of the Underwriters in any Relevant Taxing Jurisdiction on (i) the creation, issue or delivery by the Company of the Notes, (ii) the creation, issue or delivery by the Guarantor of the Guarantee, (iii) the purchase by the Underwriters of the Securities (including the Guarantee) in the manner contemplated by this Agreement, (iv) the resale and delivery by the Underwriters of the Securities (including the Guarantee) contemplated by this Agreement or (v) the execution and delivery of this Agreement and the other transaction documents and the consummation of the transactions contemplated hereby and thereby.

(xx)           Cybersecurity. (A) To the knowledge of the Company and the Guarantor, there has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s, the Guarantor’s, or its subsidiaries’, as applicable, information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, the Guarantor or its subsidiaries, as applicable, and any such data processed or stored by third parties on behalf of the Company, the Guarantor and its subsidiaries, as applicable), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Guarantor nor its subsidiaries (including the Company) have been notified of, and the Guarantor and its subsidiaries (including the Company) have no knowledge of any event or condition that would result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Guarantor and its subsidiaries (including the Company) have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Guarantor, and its subsidiaries (including the Company) are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

4.                Further Agreements of the Company and the Guarantor. Each of the Company and the Guarantor covenants and agrees with each Underwriter that:

(a)               Required Filings. The Company and the Guarantor will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act and will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex A hereto) to the extent required by, and within the time period specified in, Rule 433 under the Securities Act; the Company and the Guarantor will file promptly all reports and any definitive proxy or information statements required to be filed by the Company or the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company and the Guarantor will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in London prior to 10:00 A.M., London time, on the second business day succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company and the Guarantor, without duplication, will pay the registration fees for the offering of the Securities within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)               Delivery of Copies. The Company and the Guarantor will, at the request of any of the Representatives, deliver, without charge: (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time from, and including, the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)               Amendments or Supplements; Issuer Free Writing Prospectuses. Prior to the expiration of the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus, the Company and the Guarantor will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus, amendment or supplement to which the Representatives reasonably object.

(d)               Notice to the Representatives. The Company and the Guarantor will advise the Representatives promptly, and confirm such advice in writing: (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement, or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or the existence of a condition within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company or the Guarantor of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company or the Guarantor of any notice with respect to any suspension of the qualification of any of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and each of the Company and the Guarantor will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)               Time of Sale Information. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company and the Guarantor will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law.

(f)                Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Registration Statement or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when it is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Registration Statement or the Prospectus to comply with law, the Company and the Guarantor will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Registration Statement or the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Registration Statement or the Prospectus as so amended or supplemented (including such documents to be incorporated by reference) will not, in light of the circumstances existing when it is delivered to a purchaser, be misleading or so that the Registration Statement or the Prospectus will comply with law.

(g)              Blue Sky Compliance. The Company and the Guarantor will furnish such information as may be required and otherwise use its commercially reasonable efforts to cooperate in qualifying the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will use its commercially reasonable efforts to maintain such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor the Guarantor shall be required to (i) qualify as a foreign corporation or other entity, or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)              Earning Statement. The Guarantor will make generally available to its security holders and the Representatives (including, but not limited to, via public filing with the Commission) as soon as reasonably practicable, an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Guarantor occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)                Clear Market. During the period from the date hereof through and including the date that is one day after the Closing Date, neither the Company nor the Guarantor will, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or the Guarantor having a tenor of more than one year or guarantee any debt securities having a tenor of more than one year.

(j)                Use of Proceeds. The Company and the Guarantor will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the section “Use of proceeds.” The Company and the Guarantor represent and covenant that, regardless of Sanctions, they will not, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, to fund any activities of or business in or involving Cuba or Iran.

(k)              Clearance and Settlement. The Company and the Guarantor will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through the facilities of Clearstream and Euroclear.

(l)                 Listing. Each of the Company and the Guarantor will use its commercially reasonable efforts to cause the Notes to be listed for trading on the GEM as of the Closing Date, and, upon such listing, will use its best efforts to maintain such listing and satisfy the requirements for such continued listing.

(m)            Stabilization. Each of the Company and the Guarantor hereby confirms the appointment of Merrill Lynch International in its role as stabilizing manager (the “Stabilizing Manager”) as the central point responsible for adequate public disclosure of information, and handling any request from a competent authority, in accordance with Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 supplementing Regulation (EU) No. 596/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the conditions applicable to buy-back programmes and stabilization measures. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company or the Guarantor and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Nothing contained in this paragraph shall be construed so as to require the Company to issue, or the Guarantor to guarantee, in excess of €500,000,000 in aggregate principal amount of Notes. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives. Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(n)              Record Retention. Each of the Company and the Guarantor will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(o)              REIT Qualification. The Guarantor will use its commercially reasonable efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years, for so long as the Board of Directors of the Guarantor deems it in the best interests of the Guarantor to remain so qualified.

5.                Certain Agreements of the Underwriters. Each Underwriter, severally and not jointly, hereby represents and agrees that:

(a)              It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company or the Guarantor and not incorporated by reference into the Registration Statement and any press release issued by the Company or the Guarantor) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed in Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company or the Guarantor in advance in writing. Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex A hereto without the consent of the Company or the Guarantor.

(b)              It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Securities (and will promptly notify the Company and the Guarantor if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.                 Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)              Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives. The Company and the Guarantor shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the Securities Act (without regard to the proviso therein) and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)               Representations and Warranties. The representations and warranties of each of the Company and the Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of each of the Company and the Guarantor and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)               No Downgrade. Subsequent to the earlier of (i) the Time of Sale and (ii) the execution and delivery of this Agreement, (A) no downgrading or withdrawal shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Guarantor or any of its subsidiaries (including the Company) by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act; and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Guarantor or any of its subsidiaries (including the Company), other than an announcement with positive implications of a possible upgrading.

(d)              No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Registration Statement, the Time of Sale Information and the Prospectus, in each case, for the avoidance of doubt, excluding any amendment or supplement thereto, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)              Officer’s Certificate. The Representatives shall have received, on and as of the Closing Date, a certificate of an officer of each of the Company and the Guarantor who has specific knowledge of the Company’s and the Guarantor’s financial matters and which is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct on and as of the Closing Date; (ii) confirming that the other representations and warranties of the Company and the Guarantor in this Agreement are true and correct on and as of the Closing Date, and that each of the Company and the Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)               Comfort Letters and CFO Certificates. On the date of this Agreement and on the Closing Date, (i) PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Guarantor, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information, the Prospectus, and any amendment or supplement thereto; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date; and (ii) the Guarantor shall have furnished to the Representatives a certificate, dated the respective dates of delivery and addressed to the Representatives, of its chief financial officer with respect to certain financial data contained in the Registration Statement, the Time of Sale Information and the Prospectus, and any amendment or supplement thereto, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(g)              Opinion and “Rule 10b-5 Statement” of Counsel for the Company. DLA Piper LLP (US) and DLA Piper Nederland N.V, counsel for the Company and the Guarantor, shall have furnished to the Representatives, at the request of the Company and the Guarantor, their written opinions and DLA Piper LLP (US) shall have furnished to Representatives, at the request of the Company and the Guarantor, a “Rule 10b-5 statement,” dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.

(h)              Opinion and “Rule 10b-5 Statement” of Counsel for the Underwriters. The Representatives shall have received, on and as of the Closing Date, an opinion and a “Rule 10b-5 statement” of Sidley Austin llp, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as it may reasonably request to enable it to pass upon such matters.

(i)               No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j)               Good Standing. The Representatives shall have received, on and as of the Closing Date, satisfactory evidence of the good standing of each of the Company and the Guarantor in its jurisdiction of organization and its good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k)               Effectuation of the Notes. The Notes shall have been properly effectuated by the relevant CSK.

(l)                Clearance and Settlement. The Securities shall be eligible for clearance and settlement through the facilities of Clearstream and Euroclear.

(m)             Listing. The Notes shall have been approved by the ISE for listing on the GEM, subject to notification of official issuance thereof.

(n)               Indenture and Securities. The Base Indenture (including the Guarantee) shall have been duly executed and delivered by a duly authorized officer of the Company, the Guarantor and the Trustee; the Supplemental Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, the Guarantor, the Trustee; the Paying Agency Agreement shall have been duly executed and delivered by a duly authorized officer of the Company, the Guarantor, the Paying Agent and the Trustee; the ICSD Agreement shall have been duly executed and delivered by a duly authorized officer of the Company, Euroclear and Clearstream; and the Notes shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee and effectuated by the CSK.

(o)               Additional Documents. On or prior to the Closing Date, each of the Company and the Guarantor shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.                  Indemnification and Contribution.

(a)               Indemnification of the Underwriters. Each of the Company and the Guarantor agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 430 Information deemed to be a part thereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information (or any amendment or supplement thereto), or any road show as defined in Rule 433 under the Securities Act, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Representatives expressly for use therein.

(b)               Indemnification of the Company and the Guarantor. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company and the Guarantor, their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company and the Guarantor in writing by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including any Rule 430 Information deemed to be a part thereof, the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Prospectus and the Prospectus: the information in the sixth and seventh paragraphs and the third sentence of the eighth paragraph under the caption “Underwriting (Conflicts of interest).”

(c)               Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company and the Guarantor, their respective directors and officers who signed the Registration Statement and any control persons of the Company or the Guarantor shall be designated in writing by the Guarantor. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)               Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Guarantor from the sale of the Securities and the total underwriting discounts received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)               Limitation on Liability. Each of the Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented out-of-pocket legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the underwriting discounts received by such Underwriter with respect to the Securities underwritten by it and distributed to investors. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.                  Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.                  Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company or the Guarantor, if after the execution and delivery of this Agreement and on or prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange (“NYSE”), the ISE or the over-the-counter market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required by, the NYSE or the ISE or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority; (ii) trading of any securities issued or guaranteed by the Company or the Guarantor shall have been suspended or materially limited by the Commission, the NYSE or the ISE or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by United States federal, New York State or Dutch authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any other calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus; or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe.

10.              Defaulting Underwriter.

(a)               If, on the Closing Date, any Underwriter defaults on its obligation or, in accordance with the exercise of Bail-in Powers described in Section 18 hereof, is no longer obligated to purchase the Securities that it has agreed to purchase hereunder, the remaining Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default or, pursuant to an exercise of Bail-in Powers described in Section 18 hereof, failure to purchase the Securities by any Underwriter, the remaining Underwriters do not arrange for the purchase of such Securities, then the Company and the Guarantor shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the remaining Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter or of an Underwriter no longer obligated to purchase in accordance with the exercise of Bail-in Powers described in Section 18 hereof, either the remaining Underwriters, on the one hand, or the Company and the Guarantor, on the other hand, may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company and the Guarantor or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and each of the Company and the Guarantor agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter, or an Underwriter no longer obligated to purchase in accordance with the exercise of Bail-in Powers described in Section 18 hereof, agreed but failed to purchase.

(b)               If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter, or of an Underwriter no longer obligated to purchase in accordance with the exercise of Bail-in Powers described in Section 18 hereof, by the remaining Underwriters by other persons satisfactory to the Company and the Guarantor as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each remaining Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of a defaulting Underwriter, or of an Underwriter no longer obligated to purchase in accordance with the exercise of Bail-in Powers described in Section 18 hereof, for which such arrangements have not been made.

(c)               If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter, or of an Underwriter no longer obligated to purchase in accordance with the exercise of Bail-in Powers described in Section 18 hereof, by the remaining Underwriters by other persons satisfactory to the Company and the Guarantor as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company and the Guarantor shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the remaining Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company and the Guarantor, except that each of the Company and the Guarantor will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)               Nothing contained herein shall relieve a defaulting Underwriter, or an Underwriter no longer obligated to purchase the Securities in accordance with the exercise of Bail-in Powers described in Section 18 hereof, of any liability it may have to the Company and the Guarantor or any remaining Underwriter for damages caused by its default.

11.              Payment of Expenses.

(a)               Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, each of the Company and the Guarantor agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantor’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable and documented out-of-pocket fees and expenses of counsel for the Underwriters in an aggregate amount not to exceed $10,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and the Paying Agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, (ix) the approval of the Securities for book-entry transfer through the facilities of Clearstream and Euroclear; (x) the fees and expenses incurred in connection with the listing of the Securities on the GEM; and (xi) all expenses incurred by the Company in connection with any “road show” presentation to potential investors. Except as otherwise stated in this Section 11, the Underwriters shall pay the fees and disbursements of their counsel, and the Company shall have no liability for such fees and disbursements. Each Underwriter agrees severally to pay the portion of such expenses represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of Securities set forth opposite each Underwriter’s name in Schedule 1 bears to the aggregate principal amount of Securities set forth opposite the names of all Underwriters) of the Securities (with respect to each Underwriter, the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Markets Association Primary Market Handbook, each Underwriter hereby agrees that the Settlement Lead Manager (as defined in Section 17 hereof) may allocate the Pro Rata Expenses to the account of such underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Closing Date.

(b)               If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company or the Guarantor for any reason fail to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, each of the Company and the Guarantor agrees to reimburse the Underwriters for all documented out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.              Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.              Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantor and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantor or the Underwriters.

14.              Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or London; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.              Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.              Judgment Currency. Each of the Company and the Guarantor agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than the euro and as a result of any variation as between (i) the rate of exchange at which the euro amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which such Underwriter is able to purchase euros with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

17.              Agreement Among Underwriters. The execution of this Agreement by all parties will constitute the Underwriters’ acceptance of the ICMA Agreement Among Managers Version 1/New York Schedule subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. References to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” shall be deemed to refer to Merrill Lynch International, J.P. Morgan Securities plc and Barclays Bank PLC, and references to “Settlement Lead Manager” shall be deemed to refer to Merrill Lynch International. As applicable to the Representatives, Clause 3 of the ICMA Agreement Among Managers Version 1/New York Schedule shall be deemed to be deleted in its entirety and replaced with Section 10 of this Agreement.

18.              Contractual Recognition of Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any Underwriter, the Company and the Guarantor, each of the Company and the Guarantor acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)               the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of an Underwriter to the Company or the Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)              the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)             the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of such Underwriter or another person, and the issue to or conferral on the Company or the Guarantor of such shares, securities or obligations;

(iii)            the cancellation of the BRRD Liability; and

(iv)           the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period.

(b)               the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

“Bail-In Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Underwriter.

19.              Recognition of the U.S. Special Resolution Regimes.

(a)               In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)              a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)             a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)           a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.              Product Governance Rules. Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

a. Each of Merrill Lynch International, J.P. Morgan Securities plc and Barclays Bank PLC, (each a “Manufacturer” and together “the Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Preliminary Prospectus or the Prospectus and any announcements in connection with the Notes; and

b. the Company, the Guarantor, Bank of Montreal, London Branch, Scotiabank Europe plc and Stifel Nicolaus Europe Limited note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Notes by the Manufacturers and the related information set out in the Preliminary Prospectus or the Prospectus and any announcement in connection with the Notes.

21.              Miscellaneous.

(a)               Authority of the Representatives. Any action by the Underwriters hereunder may be taken by Merrill Lynch International on behalf of the Underwriters, and any such action taken by Merrill Lynch International shall be binding upon the Underwriters.

(b)               Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at Merrill Lynch International, 2 King Edward Street, London EC1A 1HQ, United Kingdom, Attention: Syndicate Desk, Fax No.: +44-20-995-0048; Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB, United Kingdom, Tel: +44-(0)-20-7773-9098 Attention: Debt Syndicate; and J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group, Legal, Fax No.: +44-20-3493-0682. Notices to the Company and the Guarantor shall be given to the Guarantor at 50 Rockefeller Plaza, New York, New York 10020 (fax:  212-492-8922), Attention: Sapna Sanagavarapu.

(c)               Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law provisions of such State other than New York General Obligations Law 5-1401.

(d)               Submission to Jurisdiction. The parties hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties waive any objection which any of them may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each party agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment.

(e)               Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)                Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g)               Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)               Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

WPC Eurobond B.V.,
as issuer

By	/s/ Ramses van Toor
Name: Ramses van Toor
Title: Managing Director A

By	/s/ Gregory Mark Butchart
Name: Gregory Mark Butchart
Title: Managing Director B

W. P. CAREY INC.,
as guarantor

By	/s/ ToniAnn Sanzone
Name: ToniAnn Sanzone
Title: Chief Financial Officer

[Signature page to Underwriting Agreement]

Accepted as of the date first above written
Merrill Lynch International

By	/s/ Angus Reynolds
Name: Angus Reynolds
Title: Managing Director

J.P. Morgan Securities plc

By	/s/ Dimis Theodorou
Name: Dimis Theodorou
Title: Executive Director

BARCLAYS BANK PLC

By	/s/ Lynda Fleming
Name: Lynda Fleming
Title: Authorised Attorney

Capital One Securities, Inc.

By	/s/ Greg K. Steele
Name: Greg K. Steele
Title: Managing Director

Regions Securities LLC

By	/s/ Neil P. Giardino
Name: Neil P. Giardino
Title: Managing Director

Bank of Montreal, London Branch

By	/s/ William K. S. Smith
Name: William K. S. Smith
Title: Managing Director, Head of EMEA

By	/s/ Edward Mizuhara
Name: Edward Mizuhara
Title: DCM Origination & Syndication

Scotiabank Europe plc

By	/s/ James Walter
Name: James Walter
Title: Regional Director, Europe Legal

By	/s/ Allison Gloudon
Name: Allison Gloudon
Title: Director

Stifel Nicolaus Europe Limited

By	/s/ Mark Aitken
Name: Mark Aitken
Title: Managing Director

U.S. Bancorp Investments, Inc.

By	/s/ Charles P. Carpenter
Name: Charles P. Carpenter
Title: Senior Vice President

Schedule 1

Underwriter	Principal Amount
Merrill Lynch International	€125,000,000
J.P. Morgan Securities plc	€115,000,000
Barclays Bank PLC	€80,000,000
Capital One Securities, Inc.	€40,000,000
Regions Securities LLC	€40,000,000
Bank of Montreal, London Branch	€25,000,000
Scotiabank Europe plc	€25,000,000
Stifel Nicolaus Europe Limited	€25,000,000
U.S. Bancorp Investments, Inc.	€25,000,000
Total	€500,000,000